KIRBY CORPORATION
IMMEDIATE ATTENTION REQUIRED

                               February 17, 1998

                             Re: Kirby 401(k) Plan

Dear Participant in the Kirby 401(k) Plan:

     Kirby Corporation (the "Company") announced on February 17, 1998 that the Company's Board of Directors has approved a plan to repurchase up to 3,000,000 shares of its common stock.

     In this repurchase plan, called a Dutch auction tender offer, stockholders have an opportunity to sell their shares at prices within a range of not greater than $24.50 nor less than $21.00 per share. After shares are tendered by stockholders, the Company selects a price and buys back shares that have been tendered at or below such price which will be within that range.

     Enclosed are tender offer materials and a Direction Form that require your immediate attention. These materials contain important information about the tender offer and should be carefully reviewed.

     As a participant in the Kirby 401(k) Plan (the "401(k) Plan") who has shares allocated to your account under the 401(k) Plan, you have the right to instruct Chase Bank of Texas, N.A. (the "Trustee"), as Trustee of the 401(k) Plan, concerning whether and on what terms to tender such shares.

     YOU WILL NEED TO COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT IN THE ENCLOSED RETURN ENVELOPE SO THAT IT IS RECEIVED BY 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MARCH 16, 1998, UNLESS SUCH DEADLINE IS EXTENDED. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE TENDER OFFER DESCRIBED BELOW.

     The remainder of this letter summarizes the transaction, your rights under the 401(k) Plan and the procedures for completing the Direction Form. You should also review the more detailed explanation provided in the other materials, including the Offer to Purchase and the related Letter of Transmittal, enclosed with this letter. For purposes of this letter, unless otherwise provided, the term "participant" means an actual participant in the 401(k) Plan, the beneficiary of a deceased actual participant and an alternative payee with respect to an actual participant (i.e., a spouse, former spouse, child or other dependent of an actual participant who has an interest in a 401(k) Plan account pursuant to a qualified domestic relations order).

BACKGROUND

     The Company has made a tender offer to purchase up to 3,000,000 shares of its common stock, par value $0.10 per share (the "Shares"), at prices not greater than $24.50 nor less than $21.00 per share. The enclosed Offer to Purchase, dated February 17, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") set forth the objectives, terms and conditions of the Offer and are being provided to all of the Company's stockholders.

     The Offer extends to the approximately 33,818 Shares currently held by the 401(k) Plan. Only the Trustee of the 401(k) Plan can tender these Shares for sale. Nonetheless, as a participant, you have the right to direct the Trustee to tender or not to tender some or all of the Shares allocated to your account in the 401(k) Plan. If you direct the Trustee to tender any of the Shares allocated to your account, you must also specify the price or prices at which the Shares should be tendered.

     Please note that the Trustee is the holder of record of Shares allocated to your account under the 401(k) Plan. A tender of such Shares can be made only by the Trustee as the holder of record. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares allocated to your account under the 401(k) Plan.

     NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, THE PLAN ADMINISTRATOR, THE PLAN'S ADVISORY COMMITTEE, THE TRUSTEE, ITS AFFILIATES, OR ANY OTHER PARTY MAKES ANY RECOMMENDATIONS AS TO WHETHER TO DIRECT THE TENDER OF SHARES, THE PRICE AT WHICH TO TENDER, OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

     The Trustee will follow timely, properly completed Direction Forms from participants with respect to the Offer. The Trustee will NOT tender Shares allocated to the accounts of Participants from whom the Trustee has not received timely, properly completed Direction Forms. The Trustee will follow such instructions from participants with respect to the tender of Shares held by the 401(k) Plan unless the Trustee determines that to follow such directions would violate the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

CONFIDENTIALITY

     To assure the confidentiality of your decision, the Trustee and its affiliates or agents will tabulate the Direction Forms. Neither the Trustee nor its affiliates or agents will make the results of your individual direction available to the Company.

HOW THE OFFER WORKS

     The details of the Offer are described in the enclosed materials, which you should review carefully. However, in broad outline, the transaction will work as follows with respect to 401(k) Plan participants.

     - The Company has offered to purchase up to 3,000,000 of its Shares at a single per Share price not greater than $24.50 nor less than $21.00.

     - If you want any of the Shares allocated to your account under the 401(k) Plan sold on the terms and subject to the conditions of the Offer, you need to provide the Trustee with your instructions by completing the enclosed Direction Form and returning it in the enclosed return envelope.

     - You need to specify on the Direction Form the per share price (in a multiple of $.125), not greater than $24.50 nor less than $21.00, at which you wish to tender the Shares allocated to your account under the 401(k) Plan.

     - The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on March 16, 1998, unless the Company extends the Offer. ACCORDINGLY, IN ORDER FOR THE TRUSTEE TO MAKE A TIMELY TENDER OF THE SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE 401(k) PLAN, YOU MUST COMPLETE AND RETURN THE ENCLOSED DIRECTION FORM IN THE RETURN ENVELOPE SO THAT IT IS RECEIVED BY THE TRUSTEE AT THE ADDRESS ON THE RETURN ENVELOPE NOT LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MARCH 16, 1998, UNLESS SUCH DEADLINE IS EXTENDED. Please complete and return the Direction Form even if you decide not to participate in the Offer. If the Trustee does not receive a completed, signed original Direction Form from you by such deadline, pursuant to the terms of the 401(k) Plan, the Trustee will NOT tender any of your Shares unless compliance with such provisions violates ERISA.

     - After the deadline above for returning the Direction Form to the Trustee, the Trustee and its affiliates or agents will complete the tabulation of all directions and the Trustee will tender the appropriate number of Shares. For purposes of this tabulation and tender, the Trustee will determine the number of Shares allocated to your account in the 401(k) Plan as of the close of business on February 13, 1998.

     - The Company will then determine the per share purchase price (not greater than $24.50 nor less than $21.00) (the "Purchase Price") at which the Company can purchase 3,000,000 Shares.

     - Unless the Offer is terminated or amended in accordance with its terms, the Company will then buy all of the Shares, up to 3,000,000, that were tendered at the Purchase Price or below. Participants will receive the same per Share Purchase Price, even if they tendered below the Purchase Price.

     - If you direct the tender of any Shares allocated to your account in the 401(k) Plan at a price in excess of the Purchase Price as finally determined, those Shares will not be purchased, and such Shares will remain allocated to your account under the 401(k) Plan.

     - IMPORTANT: IF YOU DIRECT THE TRUSTEE TO TENDER SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE 401(K) PLAN, AND THEY ARE REPURCHASED BY THE COMPANY, ANY PROCEEDS WILL BE REINVESTED FOR YOUR BENEFIT IN THE 401(K) PLAN'S MONEY MARKET ACCOUNT AS SOON AS ADMINISTRATIVELY POSSIBLE, AND THEREAFTER MAY BE REDIRECTED AMONG OTHER INVESTMENTS IN THE NORMAL MANNER PROVIDED UNDER THE 401(K) PLAN.

PROCEDURE FOR DIRECTING TRUSTEE

     A Direction Form for making your direction is enclosed. You must complete, sign and return the enclosed original Direction Form in the return envelope so that it is received at the address listed on the enclosed return envelope not later than 12:00 Midnight, New York City time, on Monday, March 16, 1998, unless such deadline is extended. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER. If your Direction Form is not received by this deadline, or if it is not fully or properly completed, the Shares allocated to your account under the 401(k) Plan will not be tendered.

     To properly complete your Direction Form, you must do the following:

          (1) On the back of the Direction Form, check Box 1 or 2. CHECK ONLY ONE BOX. Make your decision which box to check as follows:

        [ ] CHECK BOX 1 if you do not want the Shares allocated to your account tendered for sale at any price and simply want the 401(k) Plan to continue holding such Shares.

        [ ] CHECK BOX 2 in all other cases and complete the table immediately below Box 2, specifying the number of Shares allocated to your account that you want to tender at the price indicated.

          (2) Date and sign the Direction Form in the space provided.

          (3) Return the Direction Form in the enclosed return envelope so that it is received by the Trustee at the address on the return envelope not later than 12:00 Midnight, New York City time, on Monday, March 16, 1998, unless such deadline is extended. Please complete and return the Direction Form even if you decide not to participate in the Offer. NO FACSIMILE TRANSMITTALS OF THE DIRECTION FORM WILL BE ACCEPTED.

     Your direction will be deemed irrevocable unless withdrawn by 12:00 Midnight, New York City time, on Monday, March 16, 1998, unless such deadline is extended. In order to make an effective withdrawal, you must submit a new Direction Form. Your new Direction Form must include your name, address and Social Security number. Upon receipt of a new, completed and signed Direction Form, your previous direction will be deemed canceled. You may direct the retendering of any Shares allocated to your account in the 401(k) Plan by obtaining an additional Direction Form and repeating the previous instructions for directing tenders as set forth in this letter.

INVESTMENT OF TENDER PROCEEDS

     For any Shares allocated to your account under the 401(k) Plan that are tendered and purchased by the Company, the Company will pay cash to the 401(k) Plan. In accordance with the terms of the 401(k) Plan, the Trustee will invest the proceeds in the 401(k) Plan's money market account as soon as administratively possible and will credit such investment to your account. After the reinvestment is complete, you may redirect some or all of such proceeds to other investment funds within the 401(k) Plan in the normal manner provided under the 401(k) Plan.

     INDIVIDUAL PARTICIPANTS IN THE 401(K) PLAN WILL NOT RECEIVE ANY PORTION OF THE TENDER PROCEEDS DIRECTLY. ALL SUCH PROCEEDS WILL REMAIN IN THE 401(K) PLAN AND MAY BE WITHDRAWN ONLY IN ACCORDANCE WITH THE TERMS OF THE 401(K) PLAN.

     For federal income tax purposes, no gain or loss will be recognized by participants in the 401(k) Plan as a result of the tender or sale of Shares held in the 401(k) Plan. However, certain tax benefits that may otherwise be available in connection with the future withdrawal or distribution of Shares from the 401(k) Plan may be adversely affected if such Shares are tendered and sold. Specifically, under current federal income tax rules, if a participant receives a distribution of Shares in kind as part of a "lump sum" withdrawal or distribution, the excess of the fair market value of the Shares on the date of such withdrawal or distribution over the cost to the 401(k) Plan of those Shares is excluded from the value of the withdrawal or distribution for purposes of determining the participant's federal income tax liability with respect to the withdrawal or distribution. Any excess in market value over the cost will be taxed to the extent realized when the Shares are sold as long-term capital gain. If you direct the Trustee to tender Shares allocated to your account in the Offer, you may adversely affect your ability to take advantage of this tax benefit. If you direct the Trustee not to tender any Shares allocated to your account, the cost of Shares allocated to your account will not be affected.

SHARES OUTSIDE THE 401(k) PLAN

     If you hold Shares directly, you will receive, under separate cover, tender offer materials directly from the Company that can be used to tender such Shares directly to the Company. Those tender offer materials may not be used to direct the Trustee to tender or not tender the Shares allocated to your account under the 401(k) Plan. The direction to tender or not tender Shares allocated to your account under the 401(k) Plan may only be made in accordance with the procedures in this letter.

FURTHER INFORMATION

     If you require additional information concerning the terms and conditions of the Offer, please call Corporate Investor Communications, Inc., the Information Agent, at (888) 207-2796.

                                            Sincerely,

                                            KIRBY CORPORATION

                             QUESTIONS AND ANSWERS
                          FOR 401(K) PLAN PARTICIPANTS
                    ABOUT THE KIRBY CORPORATION TENDER OFFER

Q. WHY IS THE COMPANY OFFERING THIS TENDER OFFER TO PARTICIPANTS IN THE 401(K) PLAN?

        A. As a participant in the 401(k) Plan, you have the right to direct the investment of the contributions allocated to your accounts to various investments, including Shares. The 401(k) Plan provides that in the event of a tender offer, you may direct the Trustee to tender the number of Shares allocated to your account under the 401(k) Plan.

Q. IF I DECIDE TO DIRECT THE TRUSTEE TO TENDER THE SHARES ALLOCATED TO MY ACCOUNT UNDER THE 401(K) PLAN, WILL I BE ABLE TO RECEIVE THE PROCEEDS?

        A. No. All proceeds from any Shares allocated to your account under the 401(k) Plan that are tendered and sold will be automatically invested by the Trustee in the 401(k) Plan's money market account. The proceeds will be part of your account and may not be distributed except in accordance with the applicable terms of the 401(k) Plan.

Q. WILL I BE ABLE TO CHANGE THE INVESTMENT FUNDS IN WHICH THE PROCEEDS OF 401(K) PLAN SHARES TENDERED ARE INVESTED?

        A. Yes. Proceeds from the sale of Shares allocated to your account under the 401(k) Plan may be redirected to other investments within the 401(k) Plan in accordance with the provisions of the 401(k) Plan after the reinvestment is complete.

Q. IS THERE A FORM I HAVE TO RETURN?

        A. Included in this mailing is a "Direction Form." Complete and return this form even if you decide not to direct the tender of any Shares.

Q. WHAT IS THE DEADLINE FOR RETURNING THE DIRECTION FORM?

        A. The form must be received by the Trustee at the address on the return envelope by 12:00 midnight, New York City time, on Monday , March 16, 1998, unless this deadline is extended.

Q. WHAT IF I HAVE QUESTIONS?

        A. Contact Corporate Investor Communications, Inc., the information agent for the tender offer, at (888) 207-2796 for questions on the terms and conditions of the offer.

                                 DIRECTION FORM
                            FOR PARTICIPANTS IN THE
                               KIRBY 401(K) PLAN

BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.

     The undersigned acknowledges receipt of the letter of Kirby Corporation (the "Company") and the enclosed Offer to Purchase, dated February 17, 1998, and the related Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, as amended from time to time, together constitute the "Offer") in connection with the Offer by Kirby Corporation to purchase up to 3,000,000 shares of its common stock, par value $0.10 per share (the "Shares"), at prices not greater than $24.50 nor less than $21.00 per share, upon the terms and subject to the conditions of the Offer.

     This will instruct Chase Bank of Texas, N.A. (the "Trustee"), as Trustee of the Kirby 401(k) Plan (the "401(k) Plan") to tender to the Company the number of Shares indicated below that are allocated to the account of the undersigned under the 401(k) Plan, at the price per share indicated, upon the terms and subject to the conditions of the Offer.

     For any Shares allocated to the account of the undersigned under the 401(k) Plan that are tendered and purchased by the Company, the Company will pay cash to the 401(k) Plan. In accordance with the terms of the 401(k) Plan, the Trustee will invest the proceeds in the 401(k) Plan's money market account as soon as administratively possible and will credit such investment to your account. The undersigned may have the proceeds of the sale of Shares which were invested in the 401(k) Plan's money market account redirected to other investments within the 401(k) Plan in the normal manner provided under the 401(k) Plan.

     PARTICIPANTS IN THE 401(K) PLAN WILL NOT RECEIVE ANY PORTION OF THE TENDER PROCEEDS DIRECTLY. ALL SUCH PROCEEDS WILL REMAIN IN THE 401(K) PLAN AND MAY BE WITHDRAWN ONLY IN ACCORDANCE WITH THE TERMS OF THE 401(K) PLAN.

                                  INSTRUCTIONS

     Carefully complete the form below, insert today's date, print your name, address and Social Security number and sign in the spaces provided. Enclose this Direction Form in the included envelope and mail it promptly. YOUR DIRECTION FORM MUST BE RECEIVED AT THE ADDRESS ON THE RETURN ENVELOPE NOT LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MARCH 16, 1998, UNLESS THE OFFER IS EXTENDED. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER. Direction Forms that are not fully or properly completed, dated, and signed, or that are received after the deadline, will be disregarded, and the Shares allocated to your account under the 401(k) Plan will not be tendered. Note that the Trustee also has the right to disregard any direction that it determines cannot be carried out without violating applicable law.

     NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, THE PLAN ADMINISTRATOR, THE PLAN'S ADVISORY COMMITTEE, THE TRUSTEE, ITS AFFILIATES, OR ANY OTHER PARTY MAKES ANY RECOMMENDATIONS AS TO WHETHER TO DIRECT THE TENDER OF SHARES, THE PRICE AT WHICH TO TENDER, OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

(CHECK ONLY ONE BOX)

[ ] 1. Please refrain from tendering and continue to HOLD all Shares allocated to my account under the 401(k) Plan.

[ ] 2. Please TENDER Shares allocated to my Account under the 401(k) Plan in the amount indicated below for the price specified.

IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, STATE THE NUMBER OF SHARES TO BE SOLD AT EACH PRICE BY FILLING IN THE NUMBER OF SUCH SHARES ON THE LINE IMMEDIATELY BEFORE THE PRICE.

                                                 PRICE PER SHARE (NOT GREATER THAN $24.50 NOR LESS THAN
         NUMBER OF SHARES TENDERED                      $21.00 PER SHARE, IN MULTIPLES OF $.125)

         ------------------------                         ------------------------------

         ------------------------                         ------------------------------

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